Shares Transfer Agreement
Yulong Pump Co., Ltd., Inner Mongolia

Party A:
GONG CHIN ONG (Singaporean) as the Transferor (hereafter referred as "Party A"):
Passport Number: E2536402A

And

Party B:
MILLION PLACE INVESTMENTS LIMITED as the Transferee (hereafter referred as "Party B"):
BVI Company Number: 1709673

Yulong Pump Co., Ltd., Inner Mongolia is a sino-foreign joint venture invested by MR. QIN XIU SHAN and MR. GONG CHIN ONG collectively. The total investment and registered capital of Yulong Pump Co., Ltd., Inner Mongolia is RMB 30 Million. Among the Registered Capital 30 Million, MR QIN XIU SHAN owns 51% and MR. GONG CHIN ONG (Singaporean) owns 49%.

According to the request from Party A and based on mutual agreement between the two parties, all 49% Yulong Pump Co., Ltd., Inner Mongolia equity owned by party A, is sold and transferred to Party B. The Shares Transfer Agreement is mutually agreed as followed:

1: Basic information of Transferor (Party A) and Transferee (Party B)

a. Transferor (Party A):

Name:	MR. GONG CHIN ONG (SINGAPOREAN)
Address:	#03-70, 5001 Beach Road, Golden Mile Tower, Singapore 199588

b. Transferee (Party B):

Name:	MILLION PLACE INVESTMENTS LIMITED
Address:	3rd Floor, J&C Building, P.O. Box 933, Road Town, Tortola, British Virgin Island, VG11110

Legal Representative: LEUNG, Hua Yin Ganesha-beatrice (梁華殷) Nationally: Chinese, HKSAR

2: Price and number of shares

MR GONG CHIN ONG (Party A) voluntarily sells and transfers its 49% shares to MILLION PLACE INVESTMENTS LIMITED (Party B) with a total consideration of RMB 14.7 million.

3: Settlement period and payment

After this Agreement is signed and approved by the Authority effectively, Party B will pay RMB 14.7 Million in cash to Party A within 15 working days.

4:

After the shares are transferred, Party B is willing to fulfill and bear all the original rights, obligations and responsibilities of Party A in Yulong Pump Co., Ltd., Inner Mongolia.

5:

The Original Board of Directors appointed by Party A voluntarily will resign from the Yulong Pump Co., Ltd., Inner Mongolia, Party B will appoint new directors.

6: Breach of contract

In case that Party B fails to settle the payment according to term 3, Party B will need to pay 1% of the total payment as a penalty fee every month for the overdue payment. If payment is overdue for 3 months, in addition to the penalty fees, Party A has the right to terminate this Agreement, and requests Party B for any loss and damages.

7: Dispute resolution

All disputes in connection with this Contract or execution of this contract shall be amicably settled through negotiation. In case that no negotiated settlement can be reached between the two parties, the case under dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration. The arbitration shall be executed in accordance with the Provisional Rules of Procedure of the said Commission and the decision made by the Arbitration Commission shall be accepted as final and binding. All arbitration fees is paid by the defeated party.

8:

This Share Transfer Agreement is effective after being signed by the Transferor, Transferee and the joint venture parties and approved by the Authority.

Signature:

Party A:

Gong Chin Ong

____

Party B:

Legal Representative:

LEUNG, Hua Yin Ganesha-beatrice

____

Signed Date: 3rd December, 2012

Signed Place: Shenzhen Futian District